Exhibit 99.1

Nov. 6, 2019

For immediate release

Washington Water Service Enters Into Agreement to Acquire Rainier View Water Company

SAN JOSE, Calif. — Washington Water Service (Washington Water), a subsidiary of California Water Service Group (NYSE: CWT), announced today that it has entered into an agreement with Rainier View Water Company (Rainier View Water) to acquire its water system assets and to provide water utility service to its 18,000 service connections, subject to certain closing conditions including completion of diligence and Washington Utilities and Transportation Commission approval.

Rainier View Water owns and operates 27 water systems that serve about 35,000 people in parts of Graham, Spanaway, Puyallup, Gig Harbor, and other nearby areas. Washington Water plans to retain Rainier View Water’s current employees and continue to provide its customers with a reliable supply of safe, high-quality water.

“One thing that makes this such a good fit is that we share Rainier View Water’s commitment to its employees and its customers,” said Group’s President and Chief Executive Officer Martin A. Kropelnicki. “Our purpose as a company is to improve the quality of life for those we serve, and I look forward to welcoming Rainier View Water employees into our family and supporting them as they continue to provide quality, service, and value to customers,” he said.

About Washington Water Service and California Water Service Group

Washington Water Service currently provides regulated water utility service to about 46,500 people in Clallam, Jefferson, Kitsap, Mason, Pierce, King, San Juan, and Thurston counties, as well as wastewater service to Orcas Island. California Water Service Group is the parent company of California Water Service, Washington Water Service, New Mexico Water Service, Hawaii Water Service, CWS Utility Services, and HWS Utility Services. Together, these companies employ 1,184 people who provide regulated and non-regulated water service to nearly 2 million people in California, Washington, New Mexico, and Hawaii.  California Water Service Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: ability to complete the acquisition and ability to operate Rainier View Water in an accretive manner; governmental and regulatory commissions' decisions, including decisions on proper disposition of property; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief and other actions; changes in water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; housing and customer growth trends; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with unions; changes in customer water use patterns and the effects of conservation; the impact of weather, climate, natural disasters, and diseases on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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Media Contact

Tom Smegal (investors)

tsmegal@calwater.com, 408-267-8200

Yvonne Kingman (media)

ykingman@calwater.com, 310-257-1434